EXHIBIT 99.4
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A  registration  statement  has been  filed  with the  Securities  and  Exchange
Commission in connection with the Exchange Offer. The completion of the Exchange Offer is dependent upon the registration statement becoming effective.

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                               CII Financial, Inc.

                                     NOTICE

                             Dated December 26, 2000

                                   To Exchange

                                 the outstanding

 7 1/2% Convertible Subordinated Debentures due September 15, 2001 of CII Financial, Inc.

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     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY
25, 2001 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Our Clients:

Enclosed for your consideration is a preliminary Prospectus dated December 26, 2000 (the "Preliminary Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by CII Financial, Inc. ("CII Financial") to exchange:

         o $1,000 in principal amount of new 9% senior subordinated debentures due September 15, 2006 of CII Financial (the "new senior subordinated debentures") for each $1,000 in principal amount of the old junior subordinated debentures that you tender; or

         o $525 in cash for each $1,000 in principal amount of 7 1/2% convertible subordinated debentures due September 15, 2001 of CII Financial (the "old junior subordinated debentures") that you tender, up to a maximum of $19.5 million in aggregate principal amount of old junior subordinated debentures, as described in the Preliminary Prospectus under the caption "The Exchange Offer-Terms of the Exchange Offer."

         CII Financial will pay in cash all accrued and unpaid interest on all old junior subordinated debentures accepted in the Exchange Offer through, but not including, the date of acceptance.

         This material is being forwarded to you as the beneficial owner of the old junior subordinated debentures held by us for your account but not registered in your name. A tender of such old junior subordinated debentures may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the old junior subordinated debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Preliminary Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old junior subordinated debentures on your behalf in accordance with the provisions of the Exchange Offer. Any old junior subordinated debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

    1.The Exchange Offer is for any and all old junior subordinated debentures.

                  2. The Exchange Offer is subject to certain conditions set forth in the Preliminary Prospectus in the section captioned "The Exchange Offer--Conditions to, and Amendment of, the Exchange Offer."

                  3. Any transfer taxes incident to the transfer of old subordinated debentures from the holder to CII Financial will be paid by CII Financial, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on January 25, 2001 unless extended by CII Financial.

         If you wish to have us tender some or all of your old junior subordinated debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender old junior subordinated debentures.

         You may withdraw tenders of debentures at any time prior to the expiration of the Exchange Offer, but the exchange consideration shall not be payable in respect of old junior subordinated debentures so withdrawn. Any permitted withdrawal of old junior subordinated debentures may not be rescinded, and any old junior subordinated debentures properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn old junior subordinated debentures may, however, be re-tendered by again following one of the appropriate procedures described in the Preliminary Prospectus at any time prior to the expiration of the Exchange Offer.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by CII Financial, Inc. with respect to the old junior subordinated debentures.

         This will instruct you to tender the old subordinated debentures indicated below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Preliminary Prospectus and related Letter of Transmittal.

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                Old Junior Subordinated Debentures that are to be tendered.

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Principal Tendered:                       Form of Exchange Offer Consideration:
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$                                         Cash

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$                                         New Senior Subordinated Debentures

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Total Principal Tendered: $

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                                PLEASE SIGN HERE

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                                   (Signature)
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                             Name(s) (Please Print)
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                                     Address

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                                    Zip Code

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                           Area Code and Telephone No.
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                              Area Code and Fax No.
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                    Tax Identification or Social Security No.
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                           My Account Number with You

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                                      Date

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